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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 12, 2004


                  The Smith & Wollensky Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)




            Delaware                      001-16505             58-2350980
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)

                 1114 First Avenue                             10021
                 New York, New York                          (Zip Code)
      (Address of principal executive offices)

                                 (212) 838-2061
                     ---------------------------------------
                         (Registrant's telephone number,
                              including area code)



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


Item 9.        Regulation FD Disclosure


The Smith & Wollensky Restaurant Group, Inc. (the "Company") will release the following information in an investor conference to be held on January 13, 2004:

    o Average sales for the Company's seven owned Smith & Wollensky restaurants open for the full year in 2003 were $9.7 million.

    o Comparable sales for the Company's three owned New York units decreased by 2.8% to $21.4 million in 2003 from $22.0 million in 2002.

    o Comparable sales for the Company's owned Smith & Wollensky units increased 18.8% in 2003 as compared to 2002.

    o Comparable sales for the Company's three owned New York units increased by 2.2% for the three months ended December 29, 2003 as compared to the three months ended December 30, 2002.

    o Comparable weekly sales for the Company's three owned New York units decreased by 21.3% in 2003 as compared to 1999, the year in which these units achieved their highest annual sales.

    o Since the announcement of the BSE case in late December, the Company has seen the cost of beef filets drop by approximately 19%.

    o The Company's steak sauce sales increased approximately 70% in 2003 as compared to 2002. The Company's steak sauce is currently being carried in over 4,000 retail outlets.

The information in this Current Report on Form 8-K shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    The Smith & Wollensky Restaurant Group, Inc.


                                    By:
                                         ------------------------------------
                                         Alan M. Mandel
                                         Chief Financial Officer, Executive Vice
                                         President of Finance, Treasurer and
                                         Secretary


Date:   January 12, 2004